Exhibit 99.1

Apex Fintech Solutions Acquires Silver Management Group to Strengthen Platform and Expand SaaS Offerings

Silver’s extensive regulatory cost basis & tax reporting capabilities and other data management solutions will be integrated into the Apex platform and available as independent SaaS offerings

DALLAS—(BUSINESS WIRE)—Apex Fintech Solutions LLC (“Apex”), the “fintech for fintechs” powering innovation and the future of digital wealth management, which has previously announced a merger with Northern Star Investment Corp. II (“Northern Star”) (NYSE: NSTB), has acquired the Silver Management Group of Companies (“Silver”), a leading provider of business and technology solutions for the investment services industry.

Silver’s expertise in regulatory cost basis and tax reporting will strengthen Apex’s platform by streamlining the processing of real-time and nightly batch activity via Silver’s ultra-scalable, cloud-based architecture. By tightly integrating these mission-critical components of the middle office tech stack, Apex will be better positioned to deliver timely and accurate cost basis data and tax reporting information to its clients, empowering end-customers to make more informed, tax-aware investment decisions. These capabilities will benefit new and existing Apex clients but will also be sold as a standalone SaaS offering providing more access and optionality to a wider range of businesses.

“We look forward to leveraging Silver’s solutions as an integrated part of our business and as an independent SaaS offering complementary to Apex’s core custody and clearing operations,” said Bill Capuzzi, CEO of Apex. “Partnering with Blake and the Silver team will expand Apex’s suite of solutions, while enabling us to operate more efficiently.”

“Having worked with Apex for several years as both a cost basis solution provider and a unified wealth data integration partner, I am excited for Silver to join forces with Apex as we continue solving real-world problems with innovative investment services solutions,” said Blake Henry, CEO of Silver. “This transaction allows Silver to ‘level up’ – furthering Silver’s longstanding mission to enable secure and timely access to trusted financial information while advancing Apex’s strategic growth strategy.”

Silver was advised by SenaHill Partners, the leading fintech merchant bank to the middle market.

About Apex Fintech Solutions

Apex Fintech Solutions LLC, the “fintech for fintechs,” is the parent company of Apex Clearing Corporation, a custody and clearing platform that’s powering innovation and the future of digital wealth management, and Apex Pro, a trusted clearing partner to broker-dealers, ATS’s, routing firms, professional trading firms, hedge funds, institutions and emerging managers. We offer cryptocurrency trading and custody services through Apex Crypto LLC, a wholly owned subsidiary of Apex Fintech Solutions. Collectively, our suite of solutions creates an environment where companies with the biggest ideas in fintech are empowered to change the world. If you’ve got the guts to dream, we’ve got the guts to help you realize those dreams. As announced on February 22, 2021, Apex entered into a definitive agreement with Northern Star Investment Corp. II (“Northern Star”) (NYSE: NSTB), a publicly traded special purpose acquisition company, which would result in Apex becoming a publicly listed company, after the required approval by the stockholders of Northern Star and the fulfillment of certain other conditions set forth in the merger agreement.

For more information, visit the Apex Fintech Solutions website: https://www.apexfintechsolutions.com

Important Information

Certain statements included herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of Apex’s business, prospects, technology, financial and performance metrics and projections. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Apex’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. All of the data presented herein is preliminary and subject to further change. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Apex. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the successful integration of Silver’s business; changes in domestic and foreign business, market, financial, political, regulatory, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Apex; Apex’s ability to successfully expand and/or retain its product and service offerings; competition; the uncertain effects of the COVID-19 pandemic; and those factors discussed in documents filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Apex does not presently know or that Apex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Apex’s expectations, plans or forecasts of future events and views as of the date of this press release. Apex anticipates that subsequent events and developments will cause Apex’s assessments to change. However, while Apex may elect to update these forward-looking statements at some point in the future, Apex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Apex’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Investors:

(214) 765-1595

IR@Apexclearing.com

Media:

Jonathan Gasthalter/Carissa Felger

Gasthalter & Co.

(212) 257-4170

ApexClearing@gasthalter.com